Exhibit 23(ii)

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement No. 333- 271753 on Form S-1 of our report dated March 15, 2023, relating to the statutory basis financial statements of MEMBERS Life Insurance Company.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 17, 2023